[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
THE ALLIANCE FUND

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1995 THROUGH FEBRUARY 29, 1996
                                                                            Total
                                                              Shares        Shares   % of Issue                  Shares
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          02/29/96
United Dominion Inds. LT  02/09/96 60,000   0.13%    $22.63   60,000        4,500    1.33%    Goldman Sachs      60,000

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1996 THROUGH MAY 31, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          05/31/96
Lucent Technologoes       04/03/96 176,800  0.48%    $27.00   272,300       111,000  0.25%    Goldman Sachs      0
Associates First Capital  05/07/96 15,900   0.05%    $29.00   81,100        67,000   0.12%    Goldman Sachs      0
Western Wireless          05/22/96 113,200  0.26%    $23.50   113,200       11,000   1.03%    Goldman Sachs      113,200

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1996 THROUGH AUGUST 31, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          08/31/96
Teleport Communications   06/27/96 10,000   0.02%    $16.00   567,800       23,500   2.42%    C.J. Lawrence      149,300
Teleport Communications   06/27/96 159,300  0.26%    $16.00   567,800       23,500   2.42%    Merrill Lynch      149,300
BJ Services Company       07/01/96 70,000   0.24%    $34.25   75,000        8,500    0.88%    Merrill Lynch      85,000
BJ Services Company       07/01/96 5,000    0.02%    $34.25   75,000        8,500    0.88%    Wasserstein        85,000
Pharmacia & Upjohn, Inc.  07/23/96 20,000   0.09%    $40.00   20,000        46,000   0.04%    Goldman Sachs      60,000

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1996 THROUGH NOVEMBER 30, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          11/30/96
Deutsche Telecom          11/18/96 124,000  0.23%    $18.89   1,077,590     85,000   1.27%    Goldman Sachs      24,000

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.